UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒          Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

WHX Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [                 ] [   ], 2008

To the Stockholders of WHX Corporation:

The special meeting of stockholders of WHX Corporation (the “Company”) will be held on [                    ], [             ] [   ], 2008, at [   ]:[   ] [].m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022, for the following purposes:

1.
To consider and vote upon a proposal to authorize the Board of Directors of the Company (the “Board”), at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), by a ratio of between 1-for-[__] and 1-for-[__], inclusive, without further approval or authorization of the Company’s stockholders;

2.
To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Certificate of Incorporation to permit the Company to take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action;

3.	To consider and vote upon a proposal to authorize the Board, at its discretion, to amend the Company’s Certificate of Incorporation to change the Company’s name from “WHX Corporation” to “[ ]”; and

4.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board has fixed the close of business on October 17, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Only holders of record shares of Common Stock of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting.

Your vote is very important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

The notice and proxy statement are first being mailed to our stockholders on or about [             ], 2008.

Please follow the voting instructions on the enclosed proxy card to vote.

By Order of the Board of Directors,
WHX CORPORATION

Glen M. Kassan
Chief Executive Officer
[                ], 2008

EXHIBITS

Exhibit A - Form of Amendment to the Amended and Restated Certificate of Incorporation of   WHX Corporation

i

WHX CORPORATION
1133 Westchester Avenue
White Plains, NY 10604

PROXY STATEMENT

For Special Meeting of Stockholders
To Be Held On [                     ] [   ], 2008

INFORMATION ABOUT THE SPECIAL MEETING

This proxy statement contains information related to the special meeting of stockholders (the “Special Meeting”) of WHX Corporation (“WHX” or the “Company”) to be held on [                    ], [             ] [   ], 2008, at [   ]:[   ] [].m., local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, 2nd Floor, New York, New York 10022, and at any postponements or adjournments thereof.

Purpose of the Special Meeting

At the Special Meeting, holders of WHX common stock, $0.01 par value per share (“Common Stock”), will be asked to consider and act upon the following matters:

1.
A proposal to authorize the Company’s Board of Directors (the “Board”), at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, by a ratio of between 1-for-[_] and 1-for-[_], inclusive, without further approval or authorization of the Company’s stockholders;

2.
A proposal to authorize the Board, at its discretion, to amend the Company’s Certificate of Incorporation to permit the Company to take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action;

3.	A proposal to authorize the Board, at its discretion, to amend the Company’s Certificate of Incorporation to change the Company’s name from “WHX Corporation” to “[ ]”; and

4.	To transact any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock.  Only holders of record of shares of Common Stock at the close of business on October 17, 2008 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.  On the Record Date of the Special Meeting, there were 121,785,188 shares of Common Stock outstanding and entitled to vote at the Special Meeting.  A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum.  Each share of Common Stock is entitled to one vote.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Special Meeting.  If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Special Meeting.  For example, you may bring an account statement showing that you beneficially owned WHX shares as of October 17, 2008 as acceptable proof of ownership.

VOTING INSTRUCTIONS FOR HOLDERS OF COMMON STOCK

How to Vote

You may vote in person at the Special Meeting or by proxy.  Our Board is asking for your proxy.  We recommend that you vote by proxy even if you plan to attend the Special Meeting.  Giving us your proxy means you authorize us to vote your shares at the Special Meeting in the manner you direct.  You may also vote for or against any proposal or abstain from voting.  You can always change your vote at the Special Meeting.  Proxy cards must be received by us before voting begins at the Special Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Special Meeting.  Each proxy in that form that is properly signed and received prior to the Special Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board's recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware that any matter other than the matters described above would be presented for action by stockholders at the Special Meeting. If other matters are properly brought before the Special Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Special Meeting.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock.  The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Special Meeting. Shares that the Company owns are not voted and do not count for this purpose.  The votes of stockholders present in person or represented by proxy at the Special Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

Approval of each of the proposals to amend the Company’s Certificate of Incorporation to effect a reverse stock split, to permit the Company to take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action and to effect a name change requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon.

Treatment and Effect of Abstentions and “Broker Non-Votes”

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  An abstention or broker “non-vote” will not be considered a vote cast.  For purposes of the votes on each of the proposals, abstentions and broker "non-votes," if any, will have the same effect as votes against a proposal.

No Right of Appraisal

Neither Delaware law, WHX’s Certificate of Incorporation nor WHX’s Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals.  Accordingly, WHX’s stockholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of capital stock and will, upon request, reimburse them for their expenses. In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

Smaller Reporting Company

 The Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission (the “SEC”) effective February 4, 2008.

PROPOSAL ONE:  REVERSE STOCK SPLIT

The Board has adopted a resolution unanimously approving and recommending to the stockholders for their approval an amendment to the Company’s Certificate of Incorporation effecting, no later than 12 months after the Special Meeting, a reverse split of all outstanding shares of the Company’s Common Stock at a specific ratio to be determined by the Board in its sole discretion within the range of 1-for-[_] to 1-for-[_], inclusive.  If this proposal is approved, the Board will have the authority, but not the obligation, in its sole discretion, and without any further action on the part of the stockholders, to select a reverse split ratio within this range and to effect, no later than 12 months after the Special Meeting, the reverse stock split by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation.  The form of the proposed Certificate of Amendment to effect the reverse stock split is attached to this proxy statement as Annex A. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference.

Reasons for the Reverse Stock Split

The purpose of the proposed reverse stock split of our Common Stock is to combine the issued and outstanding shares of our Common Stock into a smaller number of shares, at the ratio selected by the Board, so that the shares of our Common Stock will trade at a higher price per share than recent trading prices.  The Board believes that the reverse split may improve the price level of the Company’s Common Stock and that this higher share price could help generate additional interest in the Company.  In addition, although we have made great strides in our operations in the past few years, we believe that our stock price does not fully reflect our achievements.  Our goal is to increase stockholder value and create a more orderly market for the trading of our stock. To accomplish this, we plan to seek a listing for our Common Stock on [          ] and, to achieve that, we need to maintain a minimum share price of $[            ].  Depending on the size and the success of the reverse stock split, a reverse stock split could, in the Board’s opinion, enable us to meet the minimum price criteria.

The Board recognizes that the timing for effecting the reverse stock split is very important in determining whether the desired goal of a higher market price for the Common Stock is likely to be achieved. The Board is cognizant of the fact that general market conditions not specifically related to us or other conditions, including the Company’s performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), can affect the result. Our Board has concluded that the specific ratio for the reverse stock split needs to be determined at such time as it commences the listing process with [              ]. Accordingly, instead of asking stockholders to authorize a reverse stock split in a specified amount and for us to implement the change at the current time, the Board is seeking stockholder approval of a proposal to authorize a reverse stock split in an amount which our Board deems appropriate, if and when required. Such amount would not be less than 1-for-[_] and not more than 1-for-[_].

Determination of Reverse Stock Split Ratio

We are proposing that the Board have the discretion to select the reverse stock split ratio from within a range of 1-for-[_] to 1-for-[_], inclusive, rather than proposing that stockholders approve a specific ratio at this time, in order to give the Board the flexibility to take into account then-current market conditions and changes in price of our Common Stock and to respond to other developments that may be deemed relevant, when considering the appropriate ratio.  In particular, the Board will consider numerous factors including:

•	the historical and projected performance of our Common Stock and volume level before and after the reverse stock split,

•	prevailing market conditions,

•	general economic and other related conditions prevailing in our industry and in the marketplace generally,

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock,

•	our capitalization (including the number of shares of Common Stock issued and outstanding),

•	the prevailing trading price for our Common Stock and the volume level thereof, and

•	potential devaluation of our market capitalization as a result of a reverse stock split.

The Board may only effect one of the proposed reverse stock splits within the range approved.  Notwithstanding approval of the reverse stock split, the Board will have the ability to decline to file the Certificate of Amendment if it subsequently determines that the reverse stock split is no longer in the best interests of the Company.  If the Board fails to implement the reverse stock split within 12 months after the Special Meeting, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effect of the Reverse Stock Split

The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 121,785,188 shares of Common Stock as of October [   ], 2008 to a range of [                       ] to [                      ] shares of Common Stock, depending on the exact split ratio chosen by the Board and subject to immaterial differences because fractional shares will not be issued and the number of shares of a holder will be rounded up.

The reverse stock split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share.  No fractional shares will be issued as a result of the reverse stock split.  Instead, each stockholder whose shares are not evenly divisible will be rounded up to the nearest whole share of Common Stock.  However, the rounding up of fractional shares will not have a material effect of any stockholder’s percentage ownership interest or proportionate voting power.

Although the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws. However, the Company does not have any plans, proposals or understandings to issue a portion of the additional shares that would be available if the reverse stock split is approved and implemented.

The reverse stock split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced to one - [        ] to one - [           ] of its present amount, depending on the exact amount of the split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

Possible Disadvantages of Reverse Stock Split

 Even though the Board believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:

•	The reduced number of shares of our Common Stock resulting from a reverse stock split could adversely affect the liquidity of our Common Stock.

•
A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of its Common Stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•
A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our Common Stock. These odd lots may be more difficult to sell than shares of Common Stock in even multiples of 100.

•
There can be no assurance that the market price per new share of our Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the reverse stock split.

•
Accordingly, the total market capitalization of our Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

•
If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Effect on Outstanding Options, Warrants, Rights and Convertible Securities

As required by their terms, all outstanding options, warrants, rights and convertible securities will be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. The number of shares subject to outstanding options and warrants will be reduced by the reverse stock split ratio and the exercise prices for outstanding options will be proportionately increased.

Effect on Beneficial Holders of Common Stock

Upon the reverse stock split, we intend to treat shares of the Company’s Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of the Company’s Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered Book-Entry Holders of Common Stock

Some of the Company’s registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company's transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

Exchange of Stock Certificates

If the reverse stock split is adopted, stockholders will be required to exchange their stock certificates representing shares of Common Stock for certificates representing the shares of Common Stock to be issued as part of the reverse stock split. The Company will furnish to each stockholder of record on the Record Date of the reverse stock split a transmittal form with instructions for obtaining new certificates. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by the Company’s transfer agent. Stockholders should not submit any certificates until requested to do so.

Implementation of Reverse Stock Split; Certificate of Amendment

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will file the Certificate of Amendment included as Annex A to this proxy statement (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of 1-for-[_] to 1-for-[_], inclusive). The Certificate of Amendment will become effective at 5:00 pm Eastern Time on the date when it is filed with the Secretary of State of the State of Delaware.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. This summary addresses only U.S. holders who hold their shares of Common Stock as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment).

 For purposes of this summary, a “U.S. holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

 This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, partnerships, and stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction).

 Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the reverse stock split.

 Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the reverse stock split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

 To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Generally, the reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares. The holding period of the post-reverse stock split shares will include a U.S. holder’s holding periods for the pre-reverse stock split shares.

The Federal income tax consequence of the receipt of an additional share of Common Stock in lieu of a fractional interest is not clear.  If the receipt of a portion of an additional share of Common Stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

 The Company will not recognize any gain or loss as a result of the reverse stock split.

Vote Required

This Proposal No. 1 requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon.  Notwithstanding approval of the reverse stock split at the Special Meeting, the Board may, in its discretion, determine not to implement the reverse stock split.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” AMENDING THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A SPECIFIC RATIO TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION WITHIN THE RANGE OF 1-FOR-[__] TO 1-FOR-[__], INCLUSIVE.

PROPOSAL TWO: ACTION BY WRITTEN CONSENT

The Board has adopted a resolution unanimously approving and recommending to the stockholders for their approval an amendment to the Company’s Certificate of Incorporation to permit the Company to take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action.  The Company’s Certificate of Incorporation currently requires that any action taken by stockholders must be effected at a duly called annual or special meeting of stockholders or by unanimous written consent.

Purpose of the Proposal

Our Board believes the requirement for unanimous written consent by stockholders is virtually impossible to obtain, leaving the Company with no other option but to call an annual or special meeting each time it desires to take action that requires stockholder approval.  In approving this proposal, the Board believes the Company will save time and money because management will not be required to call and hold a meeting, the notice and proxy statement required to be distributed to stockholders will be less complicated and more concise, and the Company will save in legal fees and printing and mailing costs.

Effects of Approval of Proposal

Approval of the proposal to permit our company to take action by written consent of a majority of the stockholders entitled to vote with respect to the subject matter of the action will not have any effect on our corporate status or the transferability of outstanding stock certificates. The rights of stockholders will only be affected in that we will not hold, and, accordingly, they will have no right to attend, a meeting to approve action that we take by majority written consent of stockholders.

If our stockholders approve this proposal, our Board may, in its discretion, proceed and amend and restate the portions of the Ninth Article of our Certificate of Incorporation necessary to make the changes described above.  Following such approval and filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed.  The amendment to the Ninth Article of our Certificate of Incorporation is attached to this proxy statement as Exhibit A.

Vote Required

This Proposal No. 2 requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD, AT ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO PERMIT THE COMPANY TO TAKE ACTION BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS ENTITLED TO VOTE WITH RESPECT TO THE SUBJECT MATTER OF THE ACTION.

PROPOSAL THREE: NAME CHANGE

The Board has adopted a resolution unanimously approving and recommending to the stockholders for their approval an amendment to the Company’s Certificate of Incorporation to permit the Company to change the name of our Company from WHX Corporation to “[                      ].

Purpose of the Proposal

The Board would like to have the flexibility to change the name of the Company to better reflect the business of the Company and/or one or more of its subsidiaries. As a result, the Board believes that it is in the best interests of the Company and our stockholders to grant the Board authority to change the name of the Company.

Effects of Approval of Proposal

If our stockholders approve this proposal, our Board may, in its discretion, proceed and amend and restate the portions of the First Article of our Certificate of Incorporation necessary to make the changes described above.  Following such approval and filing with the Secretary of State of the State of Delaware, the amendment will become effective on the date it is filed.  The amendment to the First Article of our Certificate of Incorporation is attached to this proxy statement as Exhibit A.   However, the Board reserves its right to elect not to proceed with the name change if it determines, in its sole discretion, that the name change is no longer in the best interests of the Company and our stockholders.

Vote Required

This Proposal No. 3 requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD, AT ITS DISCRETION, TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of our Common Stock as of October [   ], 2008, held by:

•	Each person who beneficially owns 5% or more of the shares of Common Stock then outstanding;

•	Each of our directors;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the SEC.  The number of shares beneficially owned by a person includes shares of Common Stock of the Company that are subject to stock options that are either currently exercisable or exercisable within 60 days following October [_], 2008.  These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person.  However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Class
Steel Partners II, L.P. (1) 590 Madison Avenue New York, New York 10022	91,338,891	75.0%

GAMCO Investors, Inc. (2) One Corporate Center Rye, New York 10580-1435	15,252,650	12.5%

Warren G. Lichtenstein (1)	91,338,891	75.0%

Ellen T. Harmon (3)	0	0

Jack L. Howard (4)	76,425	*

Glen M. Kassan	0	0

Louis Klein, Jr. (5)	109,500	*

James F. McCabe, Jr. (6)	87,500	*

Daniel P. Murphy, Jr. (7)	0	0

John J. Quicke	0	0

John H. McNamara, Jr.	0	0

Garen W. Smith (8)	21,647	*

All Directors and Executive Officers as a Group (10 persons) (9)	91,739,976	75.3%

_______________

* less than 1%

1.
Based upon Amendment No. 5 to Schedule 13D it filed on September 29, 2008, Steel Partners beneficially owns 91,338,891 shares of Common Stock.   Steel Partners II Master Fund L.P. (“Steel Master”) is the sole limited partner of Steel Partners.  Steel Partners II GP LLC (“Steel GP LLC”) is the general partner of Steel Partners and Steel Master.  Steel Partners LLC (“Partners LLC”) is the investment manager of Steel Partners and Steel Master.  Mr. Lichtenstein is the manager of Partners LLC and the managing member of Steel GP LLC.  By virtue of these relationships, each of Steel GP LLC, Steel Master, Partners LLC and Mr. Lichtenstein may be deemed to beneficially own the 91,338,891 shares of Common Stock owned by Steel Partners.  Steel Master, Steel GP LLC, Partners LLC and Mr. Lichtenstein disclaim beneficial ownership of the shares of Common Stock owned by Steel Partners except to the extent of its or his pecuniary interest therein.

2.	Based on a Schedule 13D/A filed on October 6, 2008, a group including GAMCO Investors, Inc. beneficially owns 15,252,650 shares of Common Stock.

3.	Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

4.
Consists of 76,425 shares owned directly by EMH Howard, LLC (“EMH”), which may be deemed beneficially owned by Mr. Howard by virtue of his position as the managing member of EMH. Mr. Howard disclaims beneficial ownership of the shares owned by EMH except to the extent of his pecuniary interest therein.

5.	Includes 7,500 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

6.	Includes 37,500 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

7.	Mr. Murphy resigned from his executive officer position and as a director of WHX effective July 11, 2008.

8.	Includes 7,500 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof.

9.
Includes 56,012 shares of Common Stock and 50,001 shares of Common Stock issuable upon exercise of options that are either currently exercisable or exercisable within 60 days hereof held by executive officers not specifically identified in the table.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING AND OTHER MATTERS

Stockholder Proposals

In accordance with WHX’s Amended and Restated By Laws, stockholders wishing to nominate directors or bring a proposal before the 2009 Annual Meeting of Stockholders must provide written notice of such nomination or proposal to the attention of our Corporate Secretary not later than the close of business on June 18, 2009 nor earlier than the close of business on May 19, 2009; provided, however, in the event that the date of the next special meeting is more than 30 days before or more than 60 days after September 16, 2009, notice by the stockholder to be timely must be delivered not earlier than the close of  business on the 120th day prior to such special meeting and not later than the later of the close of  business on the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made by the Company.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Other Matters

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Special Meeting, but it is intended that the proxies will vote upon any other matters and proposals that may legally come before the Special Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

WHX Corporation

Glen M. Kassan
Chief Executive Officer

EXHIBIT A

FORM OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WHX CORPORATION

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

WHX CORPORATION (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“FIRST: The name of the corporation (hereinafter sometimes called the “Corporation”) is [                             ].

2.           The following paragraph is hereby added after the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation to read as follows:

“Effective as of 5:00 p.m. (Eastern Time) on the date of filing (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of common stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, shall be, and hereby is, combined into [one-Xth (1/X)]1 of a share of common stock, par value $0.01 per share (the “New Common Stock”). Each outstanding stock certificate which immediately prior to the Effective Time represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to Effective Time by [one-Xth (1/X)] and rounding such number up to the nearest whole integer, and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. The Company shall not issue or deliver any fractional shares of New Common Stock. In lieu thereof, shares of Old Common Stock that are not evenly divisible will be rounded up to the nearest whole share of New Common Stock.  Shares of common stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of common stock.”

1  “1/X” represents a fraction, within the range of 1-for-[__] to 1-for-[__], inclusive, to be determined by the Board of Directors, such that references to “1/X” or “one-Xth” are to a number no less than 1/[__] and no greater than 1/[__], as selected by the Board of Directors.

3.           Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation or by written consent of a majority of the stockholders of the Corporation entitled to vote with respect to the subject matter of the action.”

4.            The amendment to the Amended and Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and acknowledged by its Secretary on this    th day of               , 2008.

WHX Corporation

By:
Title:

[Note: To the extent one of the proposals set forth in the proxy statement is not approved by stockholder vote at the Special Meeting, this Form of Amendment to our Certificate of Incorporation will be appropriately revised.]

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